EXHIBIT 10(f)   The Planet Internet Services Terms and Conditions of Service





                           THE PLANET
                 TERMS AND CONDITIONS OF SERVICE

      The following terms and conditions (these "Terms") govern the provision by THE PLANET INTERNET SERVICES, INC. ("Company") of the services and/or products (referred collectively herein as "Services and Products") described on the Server Order Form, the Service Level Agreement and Service Exhibit attached hereto (collectively the "Service Descriptions") and defined in any of the Company's product support listing, to the customer ("Customer") identified on the Service Descriptions. The Service Descriptions, these Terms and the attachments and any addenda hereto, executed with respect to the Services and Products, are referred to herein, collectively, as this "Agreement."

1. Obligations of Parties. Company shall install Services and Products within five business days after execution by Company of all applicable Service Descriptions, unless otherwise specified in writing, and maintain the Services and Products that are designated in the Service Descriptions. Customer shall comply with all of the terms of this Agreement, including, but not limited to, the Acceptable Use Policy attached hereto as Attachment A (the "Use Policy"), as the Use Policy may be modified from time to time. Upon notice from Company, Customer promptly shall eliminate any hazard, interference or service obstruction that any hardware or software used by Customer, whether or not provided by Company ("Customer Materials"), is causing or is likely to cause. If Customer requests Company to assist it in removing any hazards, interference or service obstruction that Customer Materials are causing or are likely to cause, Company may, but is not required to, assist in such removal.

2. Payment. Charges for the Services and Products (including the charges described in the balance of this section, the "Charges") are set forth on the Service Descriptions. Charges shall commence to accrue on the date that Company provides access codes to Customer ("Operational Date"). Charges shall be invoiced to Customer in advance at the beginning of the month. Any additional charges, including, but not limited to, any early cancellation charges, accrued interest, late fees and any usage-based charge, including, but not limited to, charges for network access to the Internet, shall be invoiced in arrears and shall appear on the monthly invoices for Services and Products or separate invoices. In all cases, payments for Charges are due upon receipt by Customer of the invoices for such Charges. Customer also shall pay to Company all expenses incurred by Company in exercising any of its rights under this Agreement or applicable law with respect to the collection of a Payment Default, including, but not limited to, reasonable attorneys' fees and the fees of any collection agency retained by Company.

3. Maintenance. Company designates time periods ("Scheduled Maintenance Windows") during which it may limit or suspend the availability of the hardware and/or software involved in providing its Services and Products (an "Outage") to perform necessary maintenance or upgrades. Scheduled Maintenance Windows currently are between the hours of 1 am and 4 am Central Standard Time. If planned maintenance has the possibility of making the server or servers, as the case may be, utilized by Customer inaccessible to the Internet during a Scheduled Maintenance Window, Company will provide not less than twenty-four (24) hours prior electronic mail or other notice to Customer of the Scheduled Maintenance Window during which the Outage is planned. In addition, Company reserves the right to perform any required maintenance work outside of the Scheduled Maintenance Window with prior notice to Customer. Company will provide not less than twenty four (24) hours notice for work performed outside of the normal scheduled maintenance window.

4. Term and Termination. Unless stated otherwise in the Service Descriptions, the initial term of this Agreement shall be one (1) year. The initial term of this Agreement shall commence on the Operational Date and upon expiration shall automatically renew for successive ninety (90) day terms at the Charges in effect at the commencement of such terms (which Charges shall have been communicated to Customer in writing forty-five (45) days prior to the end of the preceding term) or until written notice of non-renewal by either party is delivered to the other party at least thirty (30) days prior to the end of the then current term. Company may, at its option, terminate this Agreement, upon (i) a Payment Default, or (ii) Customer ceasing to do business in the normal course, becoming or being declared insolvent or bankrupt, being the subject of any proceeding relating to liquidation or insolvency which is not dismissed within 90 calendar days or making an assignment for the benefit of its creditors. Payment default shall be defined as (i) failure to submit current invoice amounts upon notice by The Planet via e-mail, postal mail, or telephone and (ii) proof of receipt of payment is not received by The Planet via wire transfer, postal services, or personal presentation of accrued amounts owed. Customer retains the right to cure the amount in default within (fifteen) 15 days of receipt of actual notice, not to exceed 30 days after initial due date. Any such termination thereafter may be effected without prior notice to Customer. Customer may terminate this Agreement with respect to all, and not less than all, of the Services and Products in the event of (a) a material breach by Company of its obligations under this Agreement which breach is not cured within ten (10) business days after written notice thereof is received by Company, or (b) otherwise in the first fifteen (15) days of the initial term hereof (collectively, a "Permissible
Termination"). In the event of a Permissible Termination, Customer shall pay (i) installation Charges, (ii) a pro-rated Charge based on the number of days Company provided Services and Products prior to the date of termination of this Agreement by
Customer under this section, and (iii) if the Services and Products include software for which Company does not then provide general customer support, Customer shall pay to Company an amount equal to Company's cost of such software for the entire term. If Customer terminates this Agreement other than in a Permissible Termination, Customer shall pay to Company an amount equal to all unpaid Charges for the remainder of the then current term of this Agreement. Upon termination of this Agreement, Company and Customer shall have no obligations to each other except as provided in this Agreement. Upon termination of this Agreement, Customer shall (i) pay all amounts due and owing to Company, (ii) remove from Company's premises all property owned by Customer and
(iii) return to Company all software, access keys and any other property provided to Customer by Company under this Agreement. Any property of Customer not removed from Company's premises within thirty (30) days after such termination shall become the property of Company, which may, among other things, dispose of such property without the payment of any compensation to Customer. The rights and obligations of both parties, which by their nature would continue beyond the termination of this Agreement (including, without limitation, those relating to confidentiality, payment of Charges, limitations of liability and indemnification), shall survive such termination.

5. Indemnification. Customer agrees to indemnify and hold harmless Company and the employees and agents of Company (each an "Indemnified Party") against any losses, claims, damages, liabilities, penalties, actions, proceedings or judgments (collectively, "Losses") to which an Indemnified Party may become subject and which Losses arise out of, or relate to this Agreement or Customer's use of the Services and Products, and will reimburse an Indemnified Party for all legal and other expenses, including reasonable attorneys' fees incurred by such Indemnified Party in connection with investigating, defending or settling any Loss whether or not in connection with pending or threatened litigation in which such Indemnified Party is a party.

6. Limitation on Company Liability. Company shall not be deemed to be in default of any provision of this Agreement or be liable for any failure of performance of the Services and Products to Customer resulting, directly or indirectly, from any (i) weather conditions, natural disasters or other acts of God, (ii) action of any governmental or military authority, (iii) failure caused by telecommunication or other Internet provider, or (iv) other force or occurrence beyond its control. The exclusive remedy against Company for any damages whatsoever to Customer arising out of or related to this Agreement shall be the refund of the fees paid by Customer to Company with respect to the then current term of this Agreement. COMPANY SHALL NOT BE LIABLE FOR (i) ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR FOR ANY LOSS OF PROFITS OR LOSS OF REVENUE RESULTING FROM THE USE OF THE COMPANY'S SERVICES AND PRODUCTS BY CUSTOMER OR ANY THIRD PARTIES, OR (ii) ANY LOSS OF DATA RESULTING FROM DELAYS,
NONDELIVERIES, MISDELIVERIES OR SERVICE INTERRUPTIONS COMPANY PROVIDES THE SERVICES AND PRODUCTS AS IS, WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED COMPANY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE CUSTOMER SHALL BE SOLELY RESPONSIBLE FOR THE SELECTION, USE AND SUITABILITY OF THE SERVICES AND PRODUCTS AND COMPANY SHALL HAVE NO LIABILITY THEREFORE.

7. Arbitration. ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS CONTACT OR ANY BREACH THEREOF IN EXCESS OF $250.00 SHALL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION AND JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

8 Notices. Unless otherwise specified herein, any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered personally or sent by facsimile transmission, internationally recognized overnight courier, registered or certified mail, to the address or facsimile number of Customer as set forth in the Service Descriptions or Company as set forth below. Such notices or other communications shall be deemed received (i) on the date delivered, if delivered personally, (ii) on the date that return confirmation is received, if sent by facsimile, (iii) on the business day (or, if international, on the second business day) after being sent by an internationally recognized overnight air courier or (iv) five days after being sent, if sent by first class registered mail, return receipt requested.

     THE PLANET, 1950 Stemmons Freeway, Suite 3048, Dallas, Texas
     75207,   Attention  Accounting  Manager,  Facsimile   Number
     (214)800-5998.

9     Governing  Law.  This Agreement shall be  governed  by  and construed in accordance with the laws of the State of Texas, without regard to choice of law provisions that would cause the application of the law of another jurisdiction.

10 Miscellaneous. Failure by either Company or Customer to enforce any of the provisions of this Agreement or any rights with respect hereto or the failure to exercise any option provided hereunder shall in no way be considered to be waiver of such provisions, rights or options, or to in any way affect the validity of this Agreement. If one or more of the provisions contained in this Agreement are found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not be affected. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Customer:                     Company:
ERYA                          ThePlanet Internet Services, Inc
5006 Coolidge Ave.            1950 Stemmons Frwy., Suite 3048
Culver City, CA  90230        Dallas, Texas 75207
310-397-1200		      214-782-7800


By: _____________________     By: ____________________________





[Service Order Form Exhibit - attached as ADOBE ACROBAT/PDF FILE]